UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	98-0542444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 5, 7961 Shaffer Parkway

Littleton, Colorado

(720) 981-1185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick Earnest

Chief Executive Officer
Vista Gold Corp.
Suite 5, 7961 Shaffer Parkway
Littleton, Colorado 80127
(720) 981-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street, P.O. Box 48600 Vancouver, B.C. Canada V7X 1T2
Melanie Bradley, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street, P.O. Box 48600 Vancouver, B.C. Canada V7X 1T2	Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐   Accelerated filer ☒     Non-accelerated filed ☐    Small reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee(3)

Common Shares, without par value, Warrants, Subscription Receipts, Units	$50,000,000	$6,440
Total	$50,000,000	$6,440

(1)Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts for any combination thereof or units of any combination thereof.  This registration statement also covers (i) common shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.  Also includes an indeterminate number of common shares that may be issued pursuant to anti-dilution or adjustment provisions in warrants or subscription receipts issuable hereunder. No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $50,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion: Dated June 4,  2014

VISTA GOLD CORP.

$50,000,000
Common Shares
Warrants

Subscription Receipts

Units

Vista Gold Corp. (the “Company”) may offer and sell, from time to time, up to $50,000,000 aggregate initial offering price of common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”).  This Prospectus also covers (i) Common Shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on May 28, 2014, was approximately $25 million.  We have issued securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof in an amount equal to approximately $857 thousand.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE MKT exchange (which we refer to as “NYSE MKT”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On May 28,  2014, the last reported sale price of the Common Shares on the NYSE MKT was $0.41 per share and on the TSX was C$0.44 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors”.

Investing in the Securities involves risks.  See “Risk Factors” on page 5.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ___________, 2014

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $50,000,000.  This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus.  The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

THE COMPANY

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” Effective November 1, 1996, two predecessor entities amalgamated under the name “Vista Gold Corp.” and, effective December 17, 1997, Vista Gold continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory).  On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to the Province of British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of the offices of the Company are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	1200 Waterfront Centre – 200 Burrard Street Vancouver, British Columbia, Canada V7X 1T2 Telephone: (604) 687-5744 Facsimile: (604) 687-1415

BUSINESS OF THE COMPANY

The Company operates in the gold mining industry. We are focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements or leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. As such, we are considered an exploration stage enterprise. Our approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well-established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of the gold mineralization. In addition, we look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies resulting in changes to the operating assumptions underlying previous engineering work.

Our principal assets include our flagship Mt. Todd gold project in Northern Territory (“NT”), Australia, and an 11.2% holding of common shares in the capital of Midas Gold Corp. (“Midas Gold Shares”). We also hold non-core projects in Mexico and California and royalty interests in projects in Bolivia and Indonesia. Additional information about these projects is available herein under the heading “Recent Developments” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on Form 10-K, under “Item 2. Properties”, which Annual Report is incorporated herein by reference, see below under the heading “Documents Incorporated by Reference”.

We do not produce gold and do not currently generate operating earnings. We expect to raise capital through the sale of non-core assets, additional equity and/or debt financings, and through the exercise of stock options and warrants.

RECENT DEVELOPMENTS

Filing of Canadian Preliminary Short Form Base Shelf Prospectus

On June 4, 2014, the Company filed a preliminary short form base shelf prospectus with certain Canadian securities regulators which, when effective, will permit the Company to offer and sell the Securities for gross proceeds of up to $50,000,000 in the provinces and territories of Canada (other than Quebec).  The Securities that may be sold in the U.S., together with the Securities that the Company may sell in Canada, are expected to generate aggregate gross proceeds of up to $50,000,000.

Guadalupe de los Reyes Option Agreement

During January 2014, we announced that we signed a non-binding letter of intent (the “LOI”) to option our interest in the Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico to Cangold Limited (“Cangold”).

The LOI provided that a non-refundable $50,000 payment be made to Vista for which Cangold would have a 90 day period of exclusivity (the “Exclusivity Period”) to complete due diligence and negotiate and enter into a definitive option agreement with Vista (the “Option Agreement”).

During April 2014, Minera Gold Stake S.A. de C.V. (“MGS”), Vista’s wholly-owned subsidiary, entered into an Option Agreement to option its interest in the Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico to Cangold.

Pursuant to the terms of the Option Agreement, Vista has granted Cangold the right to earn a 70% interest in the Guadalupe de los Reyes gold/silver project by:

•

making payments totaling $5,000,000 in five payments over a three-year period, with payments totaling $1,000,000 in the first year ($150,000 of which was paid at signing), $1,500,000 in the second year and $2,500,000 in the third year;

•	operating the Guadalupe de los Reyes gold/silver project and maintaining the concessions comprising the Guadalupe de los Reyes gold/silver project in good standing; and
•	fulfilling all of the obligations of MGS to the Ejido La Tasajera (the “Ejido”) as set out in the temporary occupation contract between MGS and the Ejido.

The Option Agreement provides that all cash payments are non-refundable and optional to Cangold, and in the event Cangold fails to pay any of the required amounts on the scheduled dates or fails to comply with its other obligations, the Option Agreement will terminate and Cangold will have no interest in the Guadalupe de los Reyes gold/silver project. Provided it is not in breach of the Option Agreement, Cangold may at its discretion advance the above payment schedule and exercise the initial option for a 70% interest in the Guadalupe de los Reyes gold/silver project any time during the three-year period.

Subject to Cangold earning a 70% interest in the Guadalupe de los Reyes gold/silver project, MGS has granted Cangold the option to earn the remaining 30% interest in the Guadalupe de los Reyes gold/silver project by notifying MGS of a production decision no later than the tenth anniversary of exercising the first option and by making a cash payment to MGS of $3,000,000 plus an additional cash payment based on a formula that includes the growth, if any, in estimated measured and indicated mineral resources of the Guadalupe de los Reyes gold/silver project, and the then prevailing spot gold price (“Escalator Payment”).

Should Cangold determine not to put the Guadalupe de los Reyes gold/silver project into production, the Option Agreement provides MGS with the right to buy back Cangold’s 70% interest in the Guadalupe de los Reyes gold/silver project for a cash payment of $5,000,000 plus the Escalator Payment described above.  If MGS does not exercise its buyback option, MGS will still retain a right of first refusal should Cangold elect to sell its 70% interest in the Guadalupe de los Reyes gold/silver project to a third party.

Debt

During March 2013, we entered into a credit agreement with Sprott Resources Lending Partnership (the “Lender”) for purposes of establishing a C$10,000,000 ($9,764,000) loan facility (the “2013 Facility”). The 2013 Facility originally matured March 2014, with early repayment of the 2013 Facility allowed, at our option, provided that at least four months interest has been paid. We reached an agreement with the Lender to extend the maturity date of the 2013 Facility to March 2015. Subsequently, we repaid the principal balance in full as of March 31, 2014.

THE SECURITIES OFFERED UNDER THIS PROSPECTUS

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $50,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities the Company may offer.  Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	original issue discount, if any;
•	rates and times of payment of dividends, if any;
•	redemption, conversion or exchange terms, if any;
•

conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference.  However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares.  The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of Common Shares are entitled to dividends when and if declared by the Board of Directors of the Company.  The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities.  Certain warrants to purchase Common Shares of the Company (“Listed Warrants”) are listed on the TSX under the symbol VGZ.WT.U. However, Warrants to be issued under this Prospectus may or may not be listed on the TSX or on any other securities exchange.  The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in Canada on the System for Electronic Document Analysis and Retrieval (“SEDAR”) and in the United States with the SEC.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants.  In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed in the United States on Form 8-K with the SEC and will be filed in Canada on SEDAR.

In the Prospectus, the Company has summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. The Company urges you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series.  This Prospectus contains a summary of certain general features of the

Units under “Description of Units.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered.  The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent.  The Company will file in the United States on Form 8-K with the SEC and will filed in Canada on SEDAR the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, the Company’s business could be materially harmed.  The risks and uncertainties described below are not the only ones the Company faces.  Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Operating Risks

We cannot be assured that our Mt. Todd gold project is feasible or that a feasibility study will accurately forecast operating results.

Before arranging financing for the Mt. Todd gold project, we will have to complete a feasibility study.  There can be no assurance that the results of the feasibility study will be positive or that such study will be completed when expected.

If the Mt. Todd gold project feasibility study is favorable, and if the project can be financed, there is no assurance that actual production rates, revenues, capital and operating costs at the Mt. Todd gold project will not vary unfavorably from the estimates and assumptions included in the feasibility study.

Our Mt. Todd gold project requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The construction and operation of our Mt. Todd gold project will require significant capital. Our ability to raise sufficient capital will depend on several factors, including a favorable feasibility study, acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors such as lower gold prices, unanticipated operating or permitting challenges, illiquidity in the debt markets or a further dislocation in the gold mining equity markets as experienced in recent years, could prohibit our ability to finance the Mt. Todd gold project on acceptable terms, if at all.

If we decide to construct the mine at our Mt. Todd gold project, we will be assuming certain reclamation obligations resulting in a material financial obligation.

The Mt. Todd gold project site was not reclaimed when the original mine closed.  Although we are not currently responsible for the reclamation of these historical disturbances, we will accept full responsibility if we make a decision to finance and construct the mine.  At that time, we will be required to provide a bond in a form satisfactory to the NT Government (in whose jurisdiction the Mt. Todd gold project is located) that would cover the expense of the reclamation of the property.  In addition, the regulatory authorities may increase reclamation and bonding requirements from time to time.  The satisfaction of these bonding requirements and continuing or future reclamation obligations will require a significant amount of capital.

We may not be able to get the required permits to begin construction at our Mt. Todd gold project in a timely manner or at all.

Any delay in acquiring the requisite permits, or failure to receive required governmental approvals (including the approval of the environmental impact statement), could delay or prevent the start of construction of our Mt. Todd gold project.  If we are unable to acquire permits to mine the property, then it will have no reserves under

SEC Industry Guide 7 and Canadian National Instrument 43-101 (“NI 43-101”), which would result in an impairment of the carrying value of the project.

There may be other delays in the construction of our Mt. Todd gold project.

Delays in commencement of construction could result from factors such as availability and performance of engineering and construction contractors, suppliers and consultants; availability of required equipment; and availability of capital. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, or financing could delay or prevent commencement of construction at the Mt. Todd gold project. There can be no assurance of whether or when construction at the Mt. Todd gold project will start or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is started.

We cannot be assured that we will have an adequate water supply at our Mt. Todd gold project.

Water at the Mt. Todd gold project is expected to be provided from a fresh water reservoir which is fed by seasonal rains. Drought or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply, and all operations would have to stop until the water supply is replenished.

We could incur substantial costs or disruptions to our business if we cannot obtain, renew or maintain the necessary authorizations and permits.

In order to conduct our operations, we must obtain authorizations and permits from governmental authorities.  Delays in obtaining authorizations or permits, failure to obtain an authorization or permit or receipt of an authorization or permit with unreasonable conditions or costs could have a material adverse effect on our ability to develop our gold projects.

The failure to obtain necessary permits could result in an impairment of the carrying value of our projects as the project(s) will not have mineral reserves under SEC Industry Guide 7 or NI 43-101.

We rely on third parties to fulfill their obligations under agreements.

Our business strategy includes entering into agreements with third-parties (“Partners”) which may earn the right to obtain a majority interest in certain of our projects, in part by managing the respective project. Whether or not we hold a majority interest in a respective project, our Partner(s) may: (i) have economic or business interests or goals that are inconsistent with or opposed to ours; (ii) exercise veto rights to block actions that we believe to be in the best interests of the project; (iii) take action contrary to our policies or objectives; or (iv) as a result of financial or other difficulties, be unable or unwilling to fulfill their obligations under the respective joint venture, option, earn-in right or other agreement(s), such as contributing capital for the expansion or maintenance of projects.  Any one or a combination of these could result in liabilities for us and/or could adversely affect the value of the related project(s) and, by association, damage our reputation and consequently our ability to acquire or advance other projects and/or attract future co-venturers.

Our exploration and development operations are subject to evolving environmental regulations.

All phases of our operations are subject to environmental regulation. Environmental legislation is becoming more restrictive in some countries or jurisdictions in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our projects. Currently, we are subject to U.S. federal and state environmental regulations in California, as well as government environmental regulations in Australia and Mexico.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our properties.  There can be no assurance that our defense of such claims would be successful.  This could have a material adverse effect on our business prospects, financial condition, results of operation, and corporate reputation.

There may be challenges to our title to mineral properties.

There may be challenges to our title to our mineral properties. If there are title defects with respect to any of our properties, we may be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from company business, including any ongoing exploration and development programs.

Our interests in Mexico, Bolivia and Indonesia are subject to risks from political and economic instability.

We have interests in Mexico, Bolivia and Indonesia that may be affected by risks associated with political or economic instability in those countries. The risks include, but are not limited to, military repression, extreme fluctuations in currency exchange rates, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in these countries may adversely affect our business. We may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

Financial and Business Risks

The Purchasers of the Los Cardones project may elect to not make a $6,250,000 payment to us by July 31, 2014, which would severely reduce our expected working capital and negatively affect our planned liquidity.

During October 2013, Vista and Invecture Group S.A. de C.V. (“Invecture”) terminated the 2012 Earn-in Right Agreement whereby Invecture could have earned a 62.5% interest in the Los Cardones gold project located in Baja California Sur, Mexico, and entered into new agreements whereby Vista sold 100% of its debt and equity interests in the Los Cardones gold project (the “Los Cardones Sale”) to Invecture and RPG Structured Finance S.a.R.L.  (together, the “Purchasers”), for a total of $13,000,000, $7,000,000 of which was paid in October 2013 and $6,000,000 was payable in January 2014, subject to the Purchasers’ option to elect to not make this payment. As a result of permitting delays, we and the Purchasers have agreed to extend the due date of the $6,000,000 payment to July 31, 2014 for consideration of $250,000. If the Purchasers elect to not make the $6,250,000 payment, Vista will retain the $7,000,000 already paid and 100% of the Los Cardones gold project will be returned to Vista. The Company would also assume all of the responsibilities associated with maintaining the Los Cardones gold project on a going forward basis.

We may be unable to raise additional capital on favorable terms, if at all.

The exploration and development of our properties, specifically the construction of any mining facilities and commencement of any mining operations, require substantial additional financing. We will have to raise additional funds from external sources in order to maintain and advance our existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms, and, if additional financing is not available, we may have to substantially reduce or cease operations.

A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets, on our ability to raise capital and could result in lower than estimated economic returns.

The value of our assets, our ability to raise capital and our future economic returns are substantially dependent on the price of gold. The gold price fluctuates on a daily basis and is affected by numerous factors beyond our control. Factors tending to influence gold prices include:

•	gold sales or leasing by governments and central banks or changes in their monetary policy, including gold inventory management and reallocation of reserves;
•	speculative short positions taken by significant investors or traders in gold;
•	the relative strength of the U.S. dollar;
•	expectations of the future rate of inflation;
•	interest rates;
•	changes to economic activity in the United States, China, India and other industrialized or developing countries;

•	geopolitical conflicts;
•	changes in industrial, jewelry or investment demand;
•	changes in supply from production, disinvestment and scrap; and
•	forward sales by producers in hedging or similar transactions.

A substantial or extended decline in the gold price could:

•	negatively impact our ability to raise capital on favorable terms, or at all;
•	jeopardize the development of our Mt. Todd gold project;
•	reduce our existing estimated mineral resources and reserves by removing resources from these estimates that could not be economically processed at the lower gold price;
•	reduce the potential for future revenues from gold projects in which we have an interest;
•	reduce funds available to us for exploration with the result that we may not be able to further advance any of our projects;
•	reduce the market value of our assets; and
•	reduce the value of our investment in Midas Gold Shares and our royalty interests in projects in Bolivia and Indonesia.

We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term.

We are an Exploration Stage Enterprise.  As such, we devote our efforts to exploration, analysis and development of our projects.  We do not currently produce gold and do not currently generate operating earnings.  We finance our business activities principally by issuing equity and/or debt and the sale of non-core assets.

We have incurred losses in all periods since 1998, except for the year ended December 31, 2011, during which we recorded non-cash net gains. Our historic accumulated deficit totals approximately $394 million as at December 31, 2013, $334 million as at December 31, 2012 and $264 million as at December 31, 2011.  Additionally, we had negative cash flow from operating activities of $25 million for the year ended December 31, 2013.  We expect to continue this trend of incurring losses, until one or more of our gold properties becomes a producing mine(s), or is otherwise monetized, and generates sufficient revenues to fund all of our operations, including our corporate headquarters.  We have no history of paying dividends and we do not expect to pay dividends or to make any similar distribution in the foreseeable future.

We cannot be certain that any of our exploration and development activities or any acquisition activities will be commercially successful.

Substantial expenditures are required to acquire gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any mineral reserves or mineral resources acquired, established or discovered will be in sufficient quantities to justify commercial operations or that the funds invested in them will ever be recovered.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. Some of our competitors are much larger, established mining companies with greater financial and technical resources than ours.  We compete with other mining companies for attractive mining claims, for capital, for equipment and supplies, for outside services and for qualified managerial and technical employees.

If we are unable to acquire attractive mining claims we could lose an opportunity to improve our business. Competition for capital recently reduced the amount of capital available and raised the associated cost.  If we are unable to raise sufficient capital, our exploration and development programs may be reduced in scope or stopped completely, as done at our Guadalupe de los Reyes gold/silver project during 2013, for example.  Competition for equipment and supplies could result in shortage of necessary supplies and/or increased costs. Competition for outside services could result in increased costs, reduced quality of service and/or delays in completing services. If we cannot successfully attract and retain qualified employees our exploration and development programs may be slowed down or suspended.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

We maintain insurance policies that mitigate certain risks related to our operations. This insurance is maintained in amounts that we believe to be reasonable based on the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons; in other cases, insurance may not be available for certain risks. We do not insure against political risk. Occurrence of events for which we are not insured could result in significant costs that could materially adversely affect our financial condition and our ability to fund our business.  A significant loss or liability could force us to reduce or terminate operations on a specific project.

Currency fluctuations may adversely affect our costs.

Currency exchange rate fluctuations may affect the costs that we incur at our projects as those costs are incurred in the local currency.  The appreciation of the local currencies against the U.S. dollar increases our costs of exploration and development activities in U.S. dollar terms at our projects located outside of the United States.  As a result, our results of operations and financial condition could be adversely affected.

The Company is likely a “passive foreign investment company,” which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of shares of our common stock (the “Common Shares”) should be aware that the Company believes it was classified as a PFIC during the taxable year ended December 31, 2013, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year.  If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on their Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares.  A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders.  However, U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election.  Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares.  A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein.  This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations.”  Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of Common Shares.

Lack of Public Market.

Neither the Warrants, Subscription Receipts or Units have a public market history.  No assurance can be made that an active trading market for these securities will develop in the future, and the Company does not expect that an active trading market will develop.  There is no intention to list the Warrants, Subscription Receipts or Units on any stock exchange.  The lack of public market for the Warrants, Subscription Receipts and Units may inhibit purchasers’ ability to resell these securities.  In addition, the lack of public market may affect the pricing of the Warrants, Subscription Receipts and Units in the secondary market, the transparency and availability of trading prices of such securities, the liquidity of such securities and the extent of regulation of the Company.

Industry Risks

Cost inflation could negatively affect the long-term viability of our industry.

Operating costs within the gold mining industry have been increasing dramatically in recent years.   Deepening political unrest in the Middle East and North Africa, strong economic growth in China, India and other developing economies could have the effect of constraining supplies of oil and other commodities, which could force related prices higher. A similar trend in labor costs has been observed, resulting mainly from a shortage of skilled labor and growing pressure for the extractive industries to provide compensation commensurate with higher metals prices.  There is also a growing trend for governments to expect more income from their natural resources in the form of increased royalties, taxes and fees. These factors undermine the long-term viability of the mining industry generally, and potentially reduce the availability of, and/or increase the cost of, financing for new mining projects.

Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

The estimating of mineral reserves and mineral resources is an imprecise process and the accuracy of such estimates is a function of the quantity and quality of available data, the assumptions used and judgments made in interpreting engineering and geological information and estimating future capital and operating costs. There is significant uncertainty in any reserve or resource estimate, and the economic results of mining an ore deposit may differ materially from the estimates.

Feasibility and other studies are estimates only and subject to uncertainty.

Feasibility studies are used to determine the economic viability of an ore deposit, as are pre-feasibility studies and preliminary economic assessments. Feasibility studies are the most detailed studies and reflect a higher level of confidence in the estimated production rates, and capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for pre-feasibility studies and plus or minus 35-40% for preliminary economic assessments. These levels reflect the levels of confidence that exist at the time the study is completed.  Subsequent changes to metal prices, foreign exchange rates (if applicable), reclamation requirements, operating and capital costs may differ materially from these estimates.

Regulations and pending legislation involving climate change could result in increased operating costs.

Gold production is energy intensive, resulting in a significant carbon footprint. A number of governments and/or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. For example, Australia passed the Clean Energy Act in 2011 that establishes a mechanism to combat climate change by imposing a carbon tax on greenhouse gas emissions and encourages investment in clean energy.  This type of legislation and possible future legislation and increased regulation regarding climate change could impose significant costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and any documents that are incorporated by reference as set forth under “Documents Incorporated By Reference”, contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation.  All statements, other than statements of historical facts, included in this Prospectus, and documents incorporated herein by reference and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

•	the receipt by the Company of the $6,250,000 payment for the sale of the Los Cardones gold project;

•	the potential monetization of our non-core assets, including our mill equipment which is held for sale;

•	the receipt by the Company of the $4,850,000 option payments related to the Guadalupe de los Reyes gold/silver project Option Agreement;

•	estimates of future operating and financial performance;

•	the NT Government agreeing to share the cost of management of water and associated environmental monitoring at the Mt Todd gold project;

•	potential funding requirements and sources of capital, including near-term sources of additional cash;

•	our expectation that we will continue to raise capital through the sale of non-core assets, equity and/or debt financings and through the exercise of stock options and warrants;

•	our anticipated cash burn rate for 2014;

•	our expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	our estimates of our future cash position;
•	our intention to identify and execute cost cutting initiatives;
•

our expectation that raising capital for mining companies without producing assets will continue to be difficult for the foreseeable future, and the potential impact of this on our ability to raise capital in sufficient amounts on reasonable terms;

•	our planned deferral of significant development commitments until market conditions improve;
•	our potential ability to generate proceeds from operations or the disposition of our assets;
•	the timing, performance and results of feasibility studies;
•	plans for and anticipated effects of holding 11.2% Midas Gold Shares;
•	our potential entry into agreements to find, lease, purchase, option or sell mineral interests;
•	plans for evaluation and advancement of the Mt Todd gold project, including our plans to complete the environmental impact statement approval process for the project;
•	our ability to raise sufficient capital to complete a feasibility study of the Mt Todd gold project;
•	the feasibility of the Mt Todd gold project;
•	future business strategy, competitive strengths, goals and expansion and growth of our business;
•	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;
•	estimates of mineral reserves and mineral resources; and
•	our expectation that we will continue to be a passive foreign investment company (“PFIC”) in the future.

Forward-looking statements and forward-looking information have been based upon our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any, current market conditions and project development plans. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “will”, “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause or actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information.  These factors include risks such as:

•	our ability to raise additional capital on favorable terms, if at all;
•	pre-feasibility and feasibility study results and preliminary assessment results and the accuracy of estimates and assumptions on which they are based;
•	resource and reserve estimate results, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
•	technical and operational feasibility and the economic viability of deposits;
•	our ability to obtain, renew or maintain the necessary authorizations and permits for our business, including its development plans and operating activities;
•	the NT Government not agreeing to and/or not implementing the sharing of costs of management of water and associated environmental monitoring at the Mt Todd gold project;

•	the timing and results of a feasibility study on the Mt Todd gold project;

•	delays in commencement of construction at the Mt Todd gold project;
•	our ability to secure the permits for the Mt Todd gold project including the environmental impact statement;
•	likelihood that we will receive the payment in July 2014 from the Purchasers of the Los Cardones gold project;
•	likelihood that we will receive the option payments related to the Guadalupe de los Reyes gold/silver project option agreement;
•	increased costs that affect our operations or our financial condition;
•	our reliance on third parties to fulfill their obligations under our agreements;
•	whether projects not managed by us will comply with our standards or meet our objectives;
•	a shortage of skilled labor, equipment and supplies;
•

whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;

•

trading price of our securities and our ability to raise funds in new share offerings due to future sales of common shares in the public or private market and our ability to raise funds from the exercise of our warrants;

•	the lack of dividend payments by us;
•	the success of future joint ventures, partnerships and other arrangements relating to our properties;
•	the market price of the securities held by us;
•	our ability to timely monetize Midas Gold Shares;
•	our lack of production and experience in producing;
•	perception of environmental impact of the Mt Todd gold project;
•	reclamation liabilities, including reclamation requirements at the Mt Todd gold project;
•	our history of losses from operations;
•	future water supply issues at the Mt Todd gold project;
•	environmental lawsuits;
•	lack of adequate insurance to cover potential liabilities;
•	our ability to retain and hire key personnel;
•	fluctuations in the price of gold;
•	inherent hazards of mining exploration, development and operating activities;
•

the accuracy of calculations of mineral reserves, mineral resources and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

•	changes in environmental regulations to which our exploration and development operations are subject;
•	changes in climate change regulations;
•	changes in corporate governance and public disclosure regulations;
•	intense competition in the mining industry;
•	conflicts of interest of some of our directors as a result of their involvement with other natural resource companies;
•	potential challenges to the title to our mineral properties;
•	political and economic instability in Mexico;

•	fluctuation in foreign currency values; and
•	our likely status as a PFIC for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” in this Prospectus.  Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the ”CIM”)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under Regulation S-K of the U.S. Securities Act of 1933 (the “U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein and any Prospectus Supplement contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  Any information the Company references in this manner is considered part of this Prospectus.  Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)

the Annual Report on Form 10-K of the Company, for the year ended December 31, 2013,  as filed with the SEC on March 17, 2014, including Schedule A – the consolidated financial statements of Midas Gold Corp. as at and for the years ended December 31, 2013 and 2012 and the report of Midas Gold Corp.’s auditor thereon dated March 12, 2014, but excluding (i) Company’s audited consolidated financial statements and the notes thereto as at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, together with the auditors’ reports thereon and the auditor’s attestation report on internal control over financial reporting and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2013 and 2012 and (ii) the management’s discussion and analysis of the operating results and financial condition of Midas Gold Corp. for the year ended December 31, 2013 that form a part of Schedule A of the Company’s Annual Report on Form 10-K;

(b)

the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, together with the auditors’ reports thereon and the auditor’s attestation report on internal control over financial reporting and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2013 and 2012 as filed with the SEC as exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K as filed with the SEC on June 4, 2014;

(a)

the Company’s Proxy Statement on Schedule 14A, dated March 20, 2014, in connection with the Company’s April 29, 2014 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 20, 2014;

(b)

the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2014, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2014 and 2013 and for the quarter ended March 31, 2014 and 2013 and the related management’s discussion and analysis of financial condition and results of operations for the quarter ended March 31, 2014 and 2013, as filed with the SEC on May 2, 2014;

(c)

the Company’s Current Reports on Form 8-K as filed on February 4, 2014, February 7, 2014, February 21, 2014,  March 7, 2014, March 14, 2014, April 17, 2014 and May 5, 2014 and the Company’s Current Report on Form 8-K/A as filed on February 21, 2014;

(d)

the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(e)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: John F. Engele, Chief Financial Officer

(720) 981-1185

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars.  All references in this Prospectus to “dollars” and  “$” are to United States dollars and all references to “C$” are to Canadian dollars, unless otherwise noted.  Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which differ in certain significant respects from International Financial Reporting Standards (“IFRS”).

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

		Year ended December 31,
		2013		2012		2011
High	C$	1.0697	C$	1.0418	C$	1.0604
Low		0.9839		0.9710		0.9449
Average		1.0299		0.9996		0.9891
End of period		0.9402		1.0051		0.9833

On May 29, 2014, the noon buying rate reported by the Bank of Canada was $1.00 = C$1.0837.

 USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company to fund existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time, if any, or for other general corporate purposes.  The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

MARKET FOR COMMON SHARES AND WARRANTS

The Common Shares are listed on the NYSE MKT and the TSX under the symbol VGZ.  The majority of the trading of the Common Shares takes place on the NYSE MKT.  The following table sets out the reported high and low sale prices and volume of sales traded on the NYSE MKT and on the TSX by month during the last 12-month period before the date hereof.

NYSE MKT				TSX
Month	High	Low	Volume	Month		High		Low	Volume
2013				2013
May	$1.66	$1.13	8,630,300	May	C$	1.66	C$	1.27	145,400
June	1.50	0.95	16,771,300	June		1.54		1.01	164,800
July	1.04	0.72	11,360,800	July		1.07		0.79	253,200
August	1.15	0.70	15,670,700	August		1.16		0.74	385,700
September	0.90	0.45	33,733,900	September		0.91		0.47	1,475,700
October	0.50	0.42	13,824,500	October		0.50		0.45	458,100
November	0.50	0.34	7,649,500	November		0.52		0.37	389,300
December	0.44	0.33	11,003,600	December		0.46		0.36	394,400
2014				2014
January	0.70	0.40	18,144,300	January		0.76		0.47	1,707,100
February	0.78	0.55	11,216,100	February		0.85		0.61	873,100
March	0.72	0.48	14,788,100	March		0.81		0.54	895,500
April	0.59	0.47	6,947,500	April		0.65		0.51	380,300
May 1-28	0.50	0.40	3,635,400	May 1-28		0.54		0.44	330,600

On May 28, 2014, the closing price of the Common Shares on the NYSE MKT and the TSX was $0.41 and C$0.44 per Common Share, respectively.

Certain warrants to purchase Common Shares (the “Listed Warrants”) of the Company are listed on the TSX under the symbol VGZ.WT.U.

The following table sets out the reported high and low sale prices and volume of sales traded on the TSX by month since the Listed Warrants began trading.

TSX
Month		High		Low	Volume
2013
May	C$	0.125	C$	0.075	13,000
June		N/A		N/A	-
July		N/A		N/A	-
August		0.10		0.10	10,000
September		0.05		0.01	40,000
October		0.045		0.045	2,500
November		N/A		N/A	-
December		0.10		0.005	36,500
2014
January		0.05		0.05	1,000
February		0.05		0.05	85,100
March		0.08		0.04	37,500
April		0.04		0.04	800
May 1-28		0.02		0.02	4,000

On May 28, 2014, the closing price of the Listed Warrants on the TSX was C$0.02 per Listed Warrant.

PRIOR SALES

The following table sets forth for the 12 month period prior to the date of this Prospectus, details of the price at which securities have been issued by us, the number and type of securities issued and the date on which such securities were issued:

Date of issue	Type of Securities	Number of Securities	Issue or Exercise Price of Security	Description of Transaction

May 29, 2013	Common Shares	66,875	$1.50	Restricted Stock Units exercise for Common Shares
August 9, 2013	Restricted Stock Units	1,851,000	NA	Restricted Stock Units granted to certain employees
November 8, 2013	Common Shares	486,382	0.45	Common Shares issued for Lender fees
December 30, 2013	Stock Options	985,000	0.36	Stock Options granted to certain employees and directors
March 15, 2014	Stock Options	175,000	0.52	Stock Options granted to certain employees and directors

CHANGES TO CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as at the dates indicated.  The table should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2013 and management’s discussion and analysis thereof, which are incorporated by reference herein.

	March 31, 2014	December 31, 2013
Short-term debt	$-	$-
Long-term debt, including current portion	-	6,506
Shareholders' equity	42,340	43,013
Total capitalization	42,340	49,519

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 82,275,217 are issued and outstanding as at the date of this Prospectus.  There are 15,219,802 Listed Warrants to acquire 15,219,802 Common Shares, which expire on October 22, 2015 (subject to any acceleration event).  The Listed Warrants were issued on December 15, 2010 and each Listed Warrant can be exercised to acquire one Common Share at a purchase price $5.00 until the expiry of the Listed Warrant.  There are 2,666,666 unlisted warrants which can be exercised to acquire 2,666,666 Common Shares at a purchase price of between $3.18 and $3.60 per share, which expire on July 27, 2014 and 2,091,275 unlisted warrants which can be exercised to acquire 2,091,275 Common Shares at a purchase price of $3.30 per share which expire on December 21, 2014.   There are options outstanding to purchase up to 2,197,500 Common Shares at prices ranging from $0.36 to $3.67.  There are 2,594,464 restricted stock units outstanding.  Upon the vesting conditions being met a holder of restricted stock units is entitled to receive one Common Share for each restricted stock unit held.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to one vote for each Common Share held, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this prospectus, as well as the complete Warrant Indenture and Warrant Certificate.  In the United States the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants. In Canada the Company will file on SEDAR a copy of any Warrant Indenture after the Company has entered into it.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
•	whether the Warrants will be listed on any exchange;
•	material United States and Canadian federal income tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein.  Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants.  If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  In the United States the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.  In Canada the Company will file on SEDAR a copy of any Subscription Receipt Agreement after the Company has entered into it.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt

Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company  sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NSYE MKT relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;
•	the price at which the Subscription Receipts will be offered;
•	the currency or currencies in which the Subscription Receipts will be offered;
•

the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;
•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
•

whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
•

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;
•	the identity of the Escrow Agent;
•	whether the Subscription Receipts will be listed on any exchange;
•	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and
•	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription

Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.  In the United States the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC and in Canada the Company will file on SEDAR, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing Unit Agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25‑month period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company.  Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. and the transfer agent and registrar for the Listed Warrants is Computershare Trust Company of Canada at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech MM, Inc., Tetra Tech, Inc., John Rozelle, Rex Bryan, Thomas Dyer, Edwin Lips, Deepak Malhotra, Erik Spiller, Nick Michael, David Richers, Patrick Donlon, Vicki Scharnhorst, and Lachlan Walker, and this information has been included in reliance on such companies and persons’ expertise.  Each of Rex Bryan, Thomas Dyer, Edwin Lips, Deepak Malhotra, Erik Spiller, Nick Michael, David Richers, Patrick Donlon, Vicki Scharnhorst, and Lachlan Walker is a qualified person as such term is defined NI 43-101.

None of Tetra Tech MM, Inc., Tetra Tech, Inc., Rex Bryan, Thomas Dyer, Edwin Lips, Deepak Malhotra, Erik Spiller, Nick Michael, David Richers, Patrick Donlon, Vicki Scharnhorst, and Lachlan Walker, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.  As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The financial statements of the Company as at December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 and, cumulatively, for the period from January 1, 2012 to December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2013 included in Exhibit 99.1 of the Company’s Current Report on Form 8-K dated June 4, 2014 have been incorporated in this Prospectus in reliance on the report (which contains an explanatory paragraph relating to the Company’s liquidity as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP Denver, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company for the year ended December 31, 2011 included in Exhibit 99.1 of the Company’s Current Report on Form 8-K dated June 4, 2014 have been incorporated in this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, Vancouver, British Columbia, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Midas Gold Corp. financial statements for the year ended December 31, 2013 included in Schedule A to the Company’s Annual Report on Form 10-K and incorporated  in the Prospectus by reference have been audited by Deloitte LLP, chartered accountants, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.  As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, as a group and Dorsey & Whitney LLP, as a group, beneficially own, directly or indirectly less than 1% of the Company’s outstanding Common Shares.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

VISTA GOLD CORP.

$50,000,000
Common Shares
Warrants

Subscription Receipts

Units

June 4, 2014

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount*
Securities and Exchange Commission Registration Fee	$6,440
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	25,000
Printing and Engraving Expenses	2,500
Miscellaneous Expenses	2,500
Total	$76,440

* Except for Securities and Exchange Commission Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the shelf registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 19.2 of the Company’s Articles  (the “Articles”) provides that to the extent not prohibited by the Business Corporations Act (British Columbia) (the “Act”) and regulations thereunder the Company must indemnify its past and present directors and officers of the Company and past and present directors and officers of another corporation at the request of the Company or at a time when the corporation was an affiliate of the Company, or an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity (collectively, an “Eligible Party”) and the heirs and legal representatives of Eligible Parties, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of (collectively an “Eligible Penalty”) any legal proceeding or investigative action, whether current, threatened, pending or completed (collectively, a “Proceeding”).  In addition, Section 19.2 of the Articles provide that following the disposition of the Proceeding, the Company must pay the expenses, actually and reasonably incurred by the Eligible Party in respect of that Proceeding.

Section 160 of the Act authorizes the Company to indemnify Eligible Parties against all Eligible Penalties awarded or imposed in a Proceeding, and pay the expenses actually or reasonably incurred by an Eligible Party in respect of that Proceeding. Section 165 of the Act and Section 19.6 of the Articles provide that the Company may purchase and maintain liability insurance for the benefit of such Eligible Parties.

Section 161 of the Act provides that after the final disposition of a Proceeding, the Company must pay the expenses actually and reasonably incurred by an Eligible Party in respect of that Proceeding if the Eligible Party has not been reimbursed for those expenses and is wholly or substantially successful, on the merits or otherwise, in the outcome of the Proceeding.

Section 162 of the Act provides that the Company has the authority to pay expenses to an Eligible Party in advance of a final disposition of a Proceeding so long as the Company first receives a written undertaking from the Eligible Party that the Eligible Party will repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act.  In addition, Section 19.4 of the Articles obligates the Company to pay, in advance, expenses actually and reasonably incurred by the Eligible Party in respect of a Proceeding, unless prohibited by applicable law or court order.

Notwithstanding Sections 160, 161 or 162, Section 163(1) of the Act prohibits indemnification or paying the expenses of an Eligible Party if:

(a)

the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

in relation to the subject matter of the Proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)

in the case of a Proceeding other than a civil Proceeding, the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful.

Notwithstanding Section 162, Section 163(2) of the Act provides that the Company must not indemnify or pay the expenses of an Eligible Party if a Proceeding is brought against an Eligible Party by or on behalf of the Company or by or on behalf of an associated corporation.

Section 19.5 of the Articles provides that notwithstanding any other provision of Part 19 of the Articles, the Company is not obligated to make any payment that is prohibited by the Act or a court order.

Section 164 of the Act provides whether or not payment of expenses or indemnification has been sought, authorized or declined, on application of a Company or an Eligible Party, the Supreme Court of British Columbia (the “Court”) may do one or more of the following:

(a)	order the Company to indemnify an Eligible Party against any liability incurred by the Eligible Party in respect of an eligible Proceeding;
(b)	order the Company to pay some or all of the expenses incurred by an Eligible Party in respect of Proceeding;
(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;
(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or
(e)	make any other order the Court considers appropriate.

The Company indemnifies its directors and executive officers, as well as their heirs and representatives, pursuant to indemnification agreements it has entered into with each such director and executive officer, against all liabilities and obligations, including legal fees and costs of investigation and defense of claims, as well as amounts paid to settle claims or satisfy judgments, that these directors and officers may incur in such capacities. While some of these agreements provide that the Company will indemnify such director or officer regardless of conduct or fault of that person, the agreements also provide that we may only make such indemnification payments as permitted by applicable law. The agreements provide that the Company’s obligations under the agreements are not diminished or otherwise affected by, among other things, any officers’ liability insurance placed by or for the benefit of the indemnitee, the Company or any entity related to either.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

23.12
Exhibit Number	Description
1.01	Form of Underwriting Agreement*
3.01	Certificate of Continuation, previously filed as Exhibit 3.1 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated by reference herein (File No. 1-9025
3.02	Notice of Articles, previously filed as Exhibit 3.2 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated herein by reference (File No. 1-9025)
3.03	Articles, previously filed as Exhibit 3.3 to the Corporation’s Form 8-K dated June 12, 2013and incorporated herein by reference (File No. 1-9025)
4.01	Warrant Indenture, dated October 22, 2010 filed as Exhibit 4.2 to the Corporation’s Current Report on Form 8-K dated December 15, 2010 and incorporated herein by reference (File No. 1-9025)
4.02	Warrant Indenture, dated August 1, 2012, filed as Exhibit 4.1 to the Corporation’s Current Report on Form 8-K/A dated August 22, 2012 and incorporated herein by reference (File No. 1-9025)
4.03	Form of Warrant Indenture*
4.04	Form of Subscription Receipt Agreement*
4.05	Form of Unit Agreement*

5.1	Opinion of Border Ladner Gervais LLP
23.1	Consent of PricewaterhouseCoopers LLP, Denver, Colorado
23.2	Consent of Tetra Tech
23.3	Consent of Rex Bryan
23.4	Consent of Thomas Dyer
23.5	Consent of Edwin Lips
23.6	Consent of Deepak Malhotra
23.7	Consent of Erick Spiller
23.8	Consent of Nick Michael
23.9	Consent of David Richers
23.10	Consent of Patrick Donlon
23.11	Consent of Vicki Scharnhorst
23.12	Consent of Lachlan Walker
23.13	Consent of PricewaterhouseCoopers LLP. Vancouver, British Columbia
23.14	Consent of Deloitte LLP
23.15	Consent of Border Ladner Gervais LLP (included in Exhibit 5.1)
23.16	Consent of John Rozelle
24.1	Powers of Attorney (filed with signature page hereto)

*  To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.  The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

XX, 2014
VISTA GOLD CORP. (Registrant)
Dated: June 4, 2014	By: /s/ Frederick H. Earnest

Frederick H. Earnest,
Chief Executive Officer
Dated: June 4, 2014	By: /s/ John F. Engele

John F. Engele
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Frederick H. Earnest and John F. Engele his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Capacity	Date
/s/ Michael B. Richings Michael B. Richings	Director and Authorized Representative in the United States	June 4, 2014
/s/ John M. Clark John M. Clark	Director	June 4, 2014
/s/ C. Thomas Orgyzlo C. Thomas Ogryzlo	Director	June 4, 2014
/s/ Tracy Stevenson Tracy Stevenson	Director	June 4, 2014
/s/ W. Durand Eppler W. Durand Eppler	Director	June 4, 2014

/s/ Frederick H. Earnest Frederick H. Earnest	Director, Chief Executive Officer	June 4, 2014
/s/ John F. Engele John F. Engele	Chief Financial Officer	June 4, 2014